Exhibit 99.1

Xcerra Corporation Announces Pricing of Public Offering

of Common Stock

NORWOOD, Mass., Sept. 12, 2014 — Xcerra Corporation (Nasdaq: XCRA) today announced the pricing of an underwritten public offering of 4,682,927 shares of its common stock at $10.25 per share. Xcerra has also granted to the underwriters a 30-day option to purchase up to an aggregate of 702,439 additional shares of common stock to cover over-allotments, if any. All of the shares are being offered by Xcerra pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. Stifel and Craig-Hallum Capital Group are acting as joint book-runners for the offering, with D.A. Davidson & Co. and B. Riley & Co. acting as co-managers. The offering is expected to close on September 17, 2014, subject to the satisfaction of customary closing conditions.

The offering is expected to result in net proceeds to Xcerra, after deducting underwriting discounts and commissions and estimated offering expenses, of approximately $42.25 million. Xcerra intends to use the net proceeds from the offering to repay the outstanding principal balance of the promissory note issued to Dover Corporation, and to repay a portion of the outstanding principal of the company’s bank term loan.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale is not permitted. The offering of these securities will be made only by means of a prospectus supplement and accompanying base prospectus, copies of which may be obtained from Stifel, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by calling (415) 364-2720 or by emailing SyndProspectus@stifel.com or from Craig-Hallum Capital Group, 222 South Ninth Street, Suite 350, Minneapolis, Minnesota 55402, or by calling (612) 334-6300.

The issuer has filed a registration statement (including a base prospectus) with the Securities and Exchange Commission, or SEC, for an offering to which this communication relates. Before you invest, you should read the base prospectus in that registration statement and related prospectus supplements and other documents that the issuer has filed or will file with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain a prospectus supplement and accompanying base prospectus as indicated above.

About Xcerra

Xcerra Corporation is comprised of four businesses in the semiconductor and electronics manufacturing test markets: atg-Luther & Maelzer, Everett Charles Technologies, LTX-Credence and Multitest.

Safe Harbor for Forward-Looking Statements

Statements in this release, including statements relating to Xcerra’s expectations regarding the completion of the public offering and the proposed use of proceeds, constitute forward-looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions, fluctuations in business and consumer spending; fluctuations in our sales and operating results; risks related to the timely development of new products, options and software applications, as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those included under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2014 and the prospectus supplement and accompanying base prospectus related to this offering. Xcerra disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except to the extent required by law.

Contact

Investor Contact: Richard Yerganian, Vice President, Investor Relations, Xcerra Corporation

Tel. (781) 467-5063

Email: rich.yerganian@xcerra.com

Xcerra is a trademark of Xcerra Corporation.

All other trademarks are the property of their respective owners.

Source Xcerra Corporation